UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): August 2, 2018

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33805	26-0354783
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, New York, New York	10019
(Address of Principal Executive Offices)	(Zip Code)
212-790-0000
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Condition.
On August 2, 2018, Och-Ziff Capital Management Group LLC (the “Company”) issued a summary press release and a detailed earnings press release reporting of its financial results for the quarter ended June 30, 2018. A copy of the Company’s summary press release is attached as Exhibit 99.1 and the detailed earnings press release is attached as Exhibit 99.2, and each is incorporated by reference.
The Company is making references to non-GAAP financial information in the detailed earnings press release and the conference call the Company is hosting on August 2, 2018, to discuss its financial results for the quarter ended June 30, 2018. Reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures are contained in the detailed earnings press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.
The information in this Current Report on Form 8-K, including the exhibits attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (“Exchange Act”) or otherwise subject to the liabilities of that section. The information in this Current Report on Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.
The Company files annual, quarterly and current reports, proxy statements and other information required by the Exchange Act with the U.S. Securities and Exchange Commission (“SEC”). The Company makes available free of charge on its website (www.ozm.com) its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and any amendments to those filings as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The Company also uses its website (www.ozm.com) to distribute company information, and such information may be deemed material. Accordingly, investors should monitor the Company’s website, in addition to its press releases, SEC filings and public conference calls and webcast. The contents of the Company’s website is not, however, a part of this report.
Item 8.01. Other Events.
On August 2, 2018, the Company announced that its Board of Directors declared a dividend for the second quarter of 2018 of $0.02 per Class A share, representing Class A limited liability company interests of the Company. The dividend is payable on August 20, 2018, to holders of record as of the close of business on August 13, 2018.
For U.S. federal income tax purposes, the dividend will be treated as a partnership distribution. Based on the best information currently available, the Company estimates that when calculating withholding taxes, the entire amount of the dividend for the second quarter of 2018 will be treated as return of capital.
Non-U.S. holders of Class A Shares are generally subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty or other exception) on their share of U.S. source dividends and certain other types of U.S. source income realized by the Company. With respect to interest, however, no withholding is generally required if proper certification (on an IRS Form W-8) of a beneficial owner’s foreign status has been filed with the withholding agent. Non-U.S. holders must generally provide the withholding agent with a properly completed IRS Form W-8 to obtain any reduction in withholding.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Summary press release of the Company, dated August 2, 2018, reporting financial results for the quarter ended June 30, 2018, and the announcement of a dividend.
99.2	Detailed earnings press release of the Company, dated August 2, 2018, reporting financial results for the quarter ended June 30, 2018, and the announcement of a dividend.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCH-ZIFF CAPITAL MANAGEMENT GROUP LLC
(Registrant)

By:	/s/ Thomas M. Sipp
Thomas M. Sipp
Chief Financial Officer and Executive Managing Director
August 2, 2018